SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2002
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                               Indigo Energy, Inc.
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                 (Exact Name of Registrant as Specified in Charter)

          Delaware                    000-32467                 13-4105842
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

        535 Westgate Drive, Napa, California                    94558
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      (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code: (707) 254-9302
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 12, 2002, Indigo Energy, Inc. (the "Company") completed a private placement of 189,009 of its common shares at a price of $0.70 per share to 33 accredited investors pursuant to Regulation D. No commission was paid. No registration rights were granted by the Company. The private placement provides the Company with net cash proceeds, after expenses, of $131,856. The proceeds of the private placement will be used to partially pay past due payables with the balance added to working capital to fund ongoing research and development and general corporate use.
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Indigo Energy, Inc.

                                   By:     /s/ Scott Kostiuk
                                          -------------------------------------
                                          Scott Kostiuk
                                          Secretary and Treasurer

Dated:  July 18, 2002